EXHIBIT 99.1

The Joint Corp. Reports Preliminary First Quarter 2019 Financial Results

- Increases System-Wide Gross Sales 32%, Compared to Q1 2018 -
- Sells 30 Franchise Licenses, Up from 16 in Q1 2018 –
- Opens 14 Clinics, 12 Franchised and 2 Greenfield, Compared to 7 Franchised Clinics in Q1 2018 -

SCOTTSDALE, Ariz., May 09, 2019 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, reported its preliminary financial results for the first quarter ended March 31, 2019. 1

First Quarter Preliminary Highlights: 2019 Compared to 2018

  Increased gross system-wide sales 32%, to $48.9 million.
  Grew system-wide comp sales2 25%.
  Reported preliminary net income of $953,000, an improvement of $1.0 million.
  Reported preliminary Adjusted EBITDA of $1.5 million, an increase of $1.0 million.

First Quarter 2019 Operating Achievements

  Sold 30 franchise licenses, compared to 16 sold in first quarter of 2018.  In April, the company sold another 30 franchise licenses, bringing the year-to-date total at April 30, 2019 to 60, compared to 27 in the same period 2018.
  Grew total clinics to 454 at March 31, 2019: 404 franchised and 50 company-owned or managed.
    Opened 12 franchised clinics, compared to 7 clinics in first quarter of 2018.
    Opened two company-owned or managed greenfield clinics and acquired one franchise, compared to no corporate portfolio activity in the first quarter of 2018.

____________
1 Financial statements for comparative periods have been adjusted to reflect the consolidation of company managed clinics owned by professional corporations.
2 Comp sales refers to the amount of sales a clinic generates in the most recent accounting period, compared to sales in the comparable period of the prior year, and (i) includes sales only from clinics that have been open at least 13 full months and (ii) excludes any clinics that have closed.

“Our strong first quarter preliminary results reflect increased momentum, including seven consecutive quarters of positive Adjusted EBITDA. We have moved beyond stabilizing the business and are now driving accelerated growth and profitability,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “Our enhanced digital marketing for both paid and organic search  is enabling people to find us and fueling demand. Two of our key growth and operating metrics - franchise license sales and clinic openings – nearly doubled in the first quarter 2019 from a year ago and fortify our foundation for long-term growth. Our system-wide sales growth rates lead the franchise industry. Further, the key tools and protocols we developed for both company-owned or managed and franchised clinics have improved operating efficiency, lowered time to breakeven and increased profitability. Significantly, at our current clinic base, we are beginning to see the positive impact of operating leverage.”

“Our improvements are further amplified by a growing market. Thanks in part to our efforts, chiropractic care is becoming more mainstream, especially as America experiences a well-documented pain epidemic. And our model demonstrates that greater accessibility, simplicity and affordability attracts new patients. In fact, in 2018, 26% of our new patients were new to chiropractic care altogether. As we expand our national brand and scale our clinics, we expect accelerated growth in the delivery of convenient and affordable care to our growing patient base and increasing value to shareholders.”

First Quarter Preliminary Unaudited Financial Results: 2019 Compared to 2018
Revenue was $10.7 million in the first quarter of 2019, compared to $8.6 million in the first quarter of 2018, due primarily to a greater number of franchised clinics as well as increased gross sales, reflecting improved marketing and increased adoption of chiropractic care.

Cost of revenue was $1.2 million, up 24% compared to the first quarter of 2018, reflecting the success of the regional developer (RD) program resulting in higher commissions and royalties related to an increased number of franchised locations sold and opened within RD territories.

Selling and marketing expenses were $1.5 million, or 14% of revenue, compared to $1.1 million, or 13% of revenue, in the first quarter of 2018, reflecting increased local marketing spending in corporate clinics and costs associated with grand openings of corporate greenfield clinics. General and administrative expenses were $6.6 million, or 61% of revenue, compared to $6.3 million, or 73% of revenue in the first quarter of 2018, reflecting increased leverage in the company’s operating model.

Net income was $953,000, or $0.07 per diluted share, compared to a net loss of $32,000, or $0.00 per share, in the first quarter of 2018.

Adjusted EBITDA was $1.5 million, an improvement of $1.0 million compared to Adjusted EBITDA of $511,000 in the same quarter last year.  The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity
Unrestricted cash was $8.1 million at March 31, 2019, compared to $8.7 million at December 31, 2018, decreasing primarily from year-end bonus payments and investment in greenfield clinics, offset by increased cash flow from operations.

2019 Guidance for Financial Results and Clinic Openings:
Management reiterates the following full year 2019 guidance based on the preliminary financial results, including the impact of the change in financial reporting discussed below:

  Revenue to increase between 26% and 32%, compared to $36.7 million dollars in 2018
  Adjusted EBITDA to grow between 67% and 100%, compared to $2.9 million in 2018
  Franchised clinic openings to range from 70 to 80
  Company-owned or managed clinic expansion, through a combination of both greenfields and buybacks, to range from 8 to 12

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, May 9, 2019, to discuss the preliminary first quarter 2019 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931 and referencing conference code 2595206. A live webcast of the conference call will also be available on the investor relations section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through May 16, 2019. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 2595206.

Accounting Adjustments Related to the Consolidation of the Operations of  PCs and Filing of Form 12b-25
In those states which require a licensed Doctor of Chiropractic to own the entity that offers chiropractic services, the Company enters into a management agreement with a professional corporation (PC) licensed in that state to provide chiropractic services. To increase transparency into operating results and to align with accounting rules, the Company will now consolidate the full operations of the PC.  This will result in increases to our revenue and G&A expenses by an identical amount and would have no impact on our bottom line except in instances when the PC has sold treatment packages and wellness plans. Revenue from these packages and plans will now be deferred and will be recognized when patients use their visits. The Company has previously consolidated its clinic operations in Non-PC states such as Arizona and New Mexico, and the deferred revenue around packages and plans in those states was already reflected in its financial statements. Therefore, these adjustments are isolated to the managed clinics in PC states. These adjustments will have no impact on cash flow.  Based on our preliminary analysis, the recording of all accumulated deferred revenue in one adjustment would represent a material change to the current period financial statements. . As such, the Company will revise the historical financial statements so the reader has a preliminary understanding that the comparative periods as reflected in the preliminary financial statements below and in the above commentary reflect adjusted figures.

Due to these accounting adjustments, the Company is still finalizing its Form 10-Q for the period ended March 31, 2019 and is working cooperatively with its auditors to provide them with the requested documentation so that the auditors can complete their review and assessment of historical materiality. The Company will be filing a Form 12b-25 with the United States Securities and Exchange Commission (SEC), providing the Company with an automatic 5-day grace period for the Form 10-Q filing. The Company expects to finalize its financial results and file its Form 10-Q prior to the expiration of the grace period, in which case the Company will be deemed to be a timely filer.

Non-GAAP Financial Information
This release includes a presentation of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. These are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements, including our expectation relating to the timing of the filing of our Form 10-Q for the quarter ended March 31, 2019. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, the risk that the expected accounting adjustments might require us to make additional adjustments to our financial statements, our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2018 and as may be described in any “Risk Factors” in subsequently filed Quarterly Reports on Form 10-Q.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic care by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With over 450 clinics nationwide and over 6 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit http://www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

-- Financial Tables Follow --

THE JOINT CORP. AND SUBSIDIARY
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
	March 31,	December 31,
	2019	2018
ASSETS		(as adjusted)
Current assets:
Cash and cash equivalents	$8,086,426	$8,716,874
Restricted cash	111,065	138,078
Accounts receivable, net	1,078,558	806,350
Income taxes receivable	159	268
Notes receivable - current portion	153,114	149,349
Deferred franchise costs - current portion	644,560	611,047
Prepaid expenses and other current assets	830,571	882,022
Total current assets	10,904,453	11,303,988
Property and equipment, net	4,211,550	3,658,007
Operating lease right-of-use asset	9,977,018	-
Notes receivable, net of current portion and reserve	89,004	128,723
Deferred franchise costs, net of current portion	3,034,372	2,878,163
Intangible assets, net	2,167,522	1,634,060
Goodwill	3,225,145	3,225,145
Deposits and other assets	330,653	599,627
Total assets	$33,939,717	$23,427,713

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,216,513	$1,253,274
Accrued expenses	152,127	266,322
Co-op funds liability	111,065	104,057
Payroll liabilities	884,006	2,035,658
Notes payable - current portion	1,000,000	100,000
Deferred rent - current portion	-	136,550
Operating lease liability - current portion	1,831,056	-
Finance lease liability - current portion	22,507	-
Deferred franchise revenue - current portion	2,521,297	2,370,241
Deferred revenue from company clinics	2,527,032	2,529,497
Other current liabilities	598,276	477,528
Total current liabilities	10,863,879	9,273,127
Notes payable, net of current portion	-	1,000,000
Deferred rent, net of current portion	-	721,730
Operating lease liability - net of current portion	9,031,909	-
Finance lease liability - net of current portion	52,812	-
Deferred franchise revenue, net of current portion	11,811,665	11,239,221
Deferred tax liability	79,962	76,672
Other liabilities	27,230	389,362
Total liabilities	31,867,457	22,700,112
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized,
0 issued and outstanding, as of March 31, 2019 and December 31, 2018	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,800,004 shares issued and 13,785,334 shares outstanding as of March 31, 2019 and 13,757,200 shares issued and 13,742,530
outstanding as of December 31, 2018	13,800	13,757
Additional paid-in capital	38,581,223	38,189,251
Treasury stock 14,670 shares as of March 31, 2019 and December 31, 2018, at cost	(90,856)	(90,856)
Accumulated deficit	(36,431,907)	(37,384,551)
Total stockholders' equity	2,072,260	727,601
Total liabilities and stockholders' equity	$33,939,717	$23,427,713

THE JOINT CORP. AND SUBSIDIARY
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	Three Months Ended
	March 31,
	2019	2018
		(as adjusted)
Revenues:
Revenues and management fees from company clinics	$5,639,076	$4,805,673
Royalty fees	3,026,815	2,273,988
Franchise fees	417,073	348,337
Advertising fund revenue	891,567	659,030
Software fees	365,236	307,475
Regional developer fees	183,858	124,011
Other revenues	155,751	128,450
Total revenues	10,679,376	8,646,964
Cost of revenues:
Franchise cost of revenues	1,117,053	872,768
IT cost of revenues	88,888	99,564
Total cost of revenues	1,205,941	972,332
Selling and marketing expenses	1,505,988	1,102,304
Depreciation and amortization	365,678	387,417
General and administrative expenses	6,552,904	6,268,685
Total selling, general and administrative expenses	8,424,570	7,758,406
Income (loss) from operations	1,048,865	(83,774)

Other income (expense):
Bargain purchase gain	19,298	-
Other income (expense), net	(116,838)	(11,194)
Total other income (expense)	(97,540)	(11,194)

Income (loss) before income tax expense	951,325	(94,968)

Income tax benefit (expense)	1,319	63,355

Net income (loss) and comprehensive income (loss)	$952,644	$(31,613)

Earnings (loss) per share:
Basic (earnings) loss per share	$0.07	$(0.00)
Diluted (earnings) loss per share	$0.07	$(0.00)

Basic weighted average shares	13,751,196	13,587,837
Diluted weighted average shares	14,256,006	13,587,837

Non-GAAP Financial Data:
Net income (loss)	$952,644	$(31,614)
Net interest	11,646	10,806
Depreciation and amortization expense	365,678	387,417
Tax expense (benefit) penalties and interest	(1,319)	(63,355)
EBITDA	$1,328,649	$303,254
Stock compensation expense	171,771	207,641
Bargain purchase gain	(19,298)	-
Loss on disposition or impairment	-	-
Adjusted EBITDA	$1,481,122	$510,895

THE JOINT CORP. AND SUBSIDIARY
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
	Three Months Ended
	March 31,
	2019	2018
		(as adjusted)
Net income (loss)	$952,644	$(31,614)
Adjustments to reconcile net income (loss) to net cash	600,919	516,203
Changes in operating assets and liabilities	(1,094,052)	(517,692)
Net cash provided by (used in) operating activities	459,511	(33,103)
Net cash used in investing activities	(1,201,573)	(142,343)
Net cash provided by financing activities	84,601	23,325
Net decrease in cash	$(657,461)	$(152,121)